Exhibit 99.1

Sierra Oncology Reports First Quarter 2020 Results

- Company continues to operationalize the MOMENTUM Phase 3 clinical trial in myelofibrosis -

- Impact of COVID-19 uncertain but may potentially affect overall MOMENTUM timelines -

- Publications highlighting durability, safety, and efficacy data for momelotinib planned throughout 2020 -

VANCOUVER, May 7, 2020 - Sierra Oncology, Inc. (SRRA), a late-stage drug development company focused on the registration and commercialization of momelotinib, a JAK1, JAK2 & ACVR1 inhibitor with a potentially differentiated therapeutic profile for the treatment of myelofibrosis, today reported its financial and operational results for the first quarter ended March 31, 2020.

“We commenced Q1 2020 building off the launch in late 2019 of the MOMENTUM Phase 3 trial of momelotinib, which is intended to confirm the array of clinical benefits previously described for the drug candidate. Despite the challenges of COVID-19, which have impacted clinical study conduct for nearly all companies in our sector, we have nonetheless continued to make some progress operationalizing MOMENTUM at both the country and site level on a global basis through this crisis to date,” said Dr. Nick Glover, President and CEO of Sierra Oncology. “Similar to other biotech and pharmaceutical companies, COVID-19 has had and will likely continue to have an effect on our clinical trial plans. We have experienced and may continue to experience some delays in planned site initiations, activations and overall enrollment, which effects will be difficult to predict until we have more visibility on the duration and impact of the crisis and the continuing institution of public health orders around the world.”

“MOMENTUM is designed for myelofibrosis patients with pressing unmet medical needs and no approved therapeutic options. These patients are arguably best treated in a clinical trial. As such, MOMENTUM remains an important study for patients and their clinicians to potentially consider, even in the context of the COVID-19 pandemic, a view shared by many of our clinical investigators,” said Dr. Barbara Klencke, Chief Development Officer, Sierra Oncology. “As an inhibitor of JAK1, JAK2 and ACVR1, momelotinib has been shown to substantially reduce transfusion burden and increase transfusion independence in patients with myelofibrosis, an important consideration at this time when the need for transfusions could place added burden on patients, caregivers, the healthcare system, and the blood supply, which further reinforces the potential benefits of enrolling in the MOMENTUM study. Publications further highlighting durability, safety and efficacy data for momelotinib remain planned throughout 2020 to further strengthen awareness of these potential benefits.”

First Quarter 2020 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $11.6 million for the first quarter of 2020, compared to $10.1 million for the first quarter of 2019. The increase was primarily due to costs related to momelotinib, including a $3.7 million increase in clinical trial and development costs, a non-cash charge of $1.5 million pertaining to the change in fair value of an obligation to issue common stock and a warrant to Gilead Sciences, Inc. (Gilead), which were issued on January 31, 2020, and a $0.3 million increase in third-party manufacturing costs. These increases were partially offset by a decrease in SRA737 costs, including $3.1 million in clinical trial, third-party manufacturing and research and preclinical costs, and a $0.9 million decrease in personnel-related and allocated overhead costs. Research and development expenses included non-cash stock-based compensation of $0.5 million and $1.2 million for the three months ended March 31, 2020 and 2019, respectively.

General and administrative expenses were $4.5 million for the three months ended March 31, 2020 compared to $3.4 million for the three months ended March 31, 2019. The increase was due to a $0.8 million increase in professional fees, primarily related to pre-commercial planning costs for momelotinib, and a $0.4 million charge related to severance costs. General and administrative expenses included non-cash stock-based compensation of $0.4 million and $0.5 million for the three months ended March 31, 2020 and 2019, respectively.

Other income (expense), net was $15.7 million of other expense, net for the first quarter of 2020, compared to $0.3 million of other income, net for the first quarter of 2019. The difference was primarily attributable to a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities which were reclassified to equity in January 2020.

For the quarter ended March 31, 2020, Sierra incurred a GAAP net loss of $31.9 million compared to a GAAP net loss of $13.0 million for the quarter ended March 31, 2019. The GAAP net loss for the quarter ended March 31, 2020 includes a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities included in other income (expense), net and a $1.5 million non-cash charge pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above.

Non-GAAP adjusted net loss was $13.3 million for the quarter ended March 31, 2020, compared to a non-GAAP adjusted net loss of $11.3 million for the quarter ended March 31, 2019. Non-GAAP adjusted net loss excludes expenses related to the change in fair value of warrant liabilities, the change in fair value of the securities issuance obligation, and stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP and non-GAAP financial measure.

Cash and cash equivalents totaled $133.5 million as of March 31, 2020, compared to $147.5 million as of December 31, 2019.

Sierra anticipates its current resources will be sufficient to execute on its development strategy for momelotinib into the second half of 2022, subject to the potential impact of COVID-19. In addition, the Series B warrants issued in the underwritten public offering in November 2019 may only be exercised by paying the exercise price in cash and will expire on the 75th day anniversary following the announcement of top-line data from the MOMENTUM Phase 3 trial. If these Series B warrants are fully exercised, the company will receive approximately $34.0 million in proceeds.

In January 2020, all of the Series A convertible voting preferred stock converted into shares of common stock and Sierra fulfilled the securities issuance obligation to Gilead, issuing 725,283 shares of common stock and a warrant to purchase an equivalent amount of common stock. As of March 31, 2020, there were 10,395,732 total shares of common stock outstanding and warrants to purchase 11,102,251 shares of common stock, with an exercise price equal to $13.20 per share. There were 1,738,827 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

About Sierra Oncology

Sierra Oncology is a late stage drug development company focused on achieving the successful registration and commercialization of momelotinib, a potent, selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a targeted mechanism of action that enables it to address all three key drivers of myelofibrosis. Momelotinib’s differentiated therapeutic profile encompasses robust constitutional symptom improvements, a range of meaningful anemia benefits, including eliminating or reducing the need for frequent blood transfusions, and comparable spleen control to ruxolitinib. More than 1,200 subjects have received momelotinib since clinical studies began in 2009, including more than 820 patients treated for myelofibrosis.

Sierra has launched MOMENTUM, a randomized double-blind Phase 3 clinical trial designed to enroll 180 myelofibrosis patients who are symptomatic and anemic, and who have been treated previously with a JAK inhibitor. The U.S. Food and Drug Administration has granted Fast Track designation to momelotinib. Momelotinib is protected by patents anticipated to provide potential exclusivity to 2040 in the United States and Europe (inclusive of potential Patent Term Extension or Supplementary Protection Certificate).

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding

Sierra Oncology’s expectations from current data, anticipated clinical development activities, impact of the COVID-19 pandemic on clinical trial plans, including enrollment and site initiations, expected timing of publications with respect to momelotinib, expected timing and success of enrollment of MOMENTUM, and potential benefits of momelotinib, and Sierra Oncology’s capitalization and sufficiency of its capital resources. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology may be unable to successfully develop and commercialize momelotinib, momelotinib may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the clinical development of momelotinib, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$133,534	$147,528
Prepaid expenses and other current assets	1,936	2,369

Total current assets	135,470	149,897
Property and equipment, net	112	113
Operating lease right-of-use asset	547	589
Other assets	662	729

TOTAL ASSETS	$136,791	$151,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$5,640	$7,170
Accounts payable	1,357	1,019
Warrant liabilities	—	45,935
Securities issuance obligation	—	10,485

Total current liabilities	6,997	64,609
Operating lease liability	298	374

TOTAL LIABILITIES	7,295	64,983

STOCKHOLDERS’ EQUITY:
Preferred stock	—	1
Common stock	10	74
Additional paid-in capital	927,085	851,957
Accumulated deficit	(797,599)	(765,687)

TOTAL STOCKHOLDERS’ EQUITY	129,496	86,345

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,791	$151,328

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	$11,591	$10,137
General and administrative	4,544	3,365

Total operating expenses	16,135	13,502

Loss from operations	(16,135)	(13,502)
Other income (expense), net
Changes in fair value of warrant liabilities	(16,240)	—
Other income, net	541	325

Total other income (expense), net	(15,699)	325

Loss before provision for (benefit from) income taxes, net	(31,834)	(13,177)
Provision for (benefit from) income taxes, net	78	(145)

Net loss	$(31,912)	$(13,032)

Net loss per common share, basic and diluted	$(3.14)	$(7.00)

Weighted-average shares used in computing net loss per common share, basic and diluted	10,156,628	1,862,132

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, changes in fair value for a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the changes in fair value of an obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended March 31,
	2020	2019
GAAP net loss	$(31,912)	$(13,032)
Adjustments:
Changes in fair value of warrant liabilities (1)	16,240	—
Changes in fair value to securities issuance obligation (2)	1,485	—
Stock-based compensation (3)	918	1,699

Non-GAAP adjusted net loss	$(13,269)	$(11,333)

GAAP net loss per common share, basic and diluted	$(3.14)	$(7.00)
Adjustment to net loss per common share	1.83	0.91

Non-GAAP adjusted net loss per common share, basic and diluted	$(1.31)	$(6.09)

Weighted-average shares used in computing net loss per common share, basic and diluted	10,156,628	1,862,132

(1)	To reflect a non-cash charge to other income (expense), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense for the changes in fair value pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

Contact:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com